Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders
of Broadcast International, Inc.
Salt Lake City, Utah

We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-172354 on Form S-1 of Broadcast International, Inc. of our report dated March 29, 2012, relating to our audit of the consolidated financial statements appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the captions "Experts" in such Prospectus.

/s/ HJ & Associates, LLC
HJ & Associates, LLC
Salt Lake City, Utah
April 24, 2012